Exhibit 10.15

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”) is made as of July 29, 2013, by and among DORIAN LPG (USA) LLC, a Delaware limited liability company with offices located at 27 Signal Road, Stamford, CT 06902 USA (“Dorian”), EAGLE OCEAN TRANSPORT INC., a Delaware corporation with offices located at 27 Signal Road, Stamford, CT 06902 USA (“Eagle”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas”).

WHEREAS, Eagle is engaged in providing vessel management services to vessels engaged in international commerce, including sub-agency vessel management services to LPG vessels owned by Dorian LPG Ltd., an indirect parent of Dorian;

WHEREAS, Dorian has been recently formed for the purpose of providing vessel management services for LPG vessels engaged in international commerce, inclusive of those LPG vessels under the management of Hellas and sub-managed by Eagle;

WHEREAS, Eagle leases certain office space located at 27 Signal Road, Stamford, CT 06902 USA (the “Premises”) and employs managerial, accounting, secretarial and other personnel located at the Premises for the conduct of its business;

WHEREAS, during the term of this Agreement, Dorian desires to utilize (i) part of the Premises, (ii) the services of certain personnel employed by Eagle, and (iii) equipment, services and resources of Eagle (or provided by third parties to Eagle) in the running by Dorian of its LPG Business;

WHEREAS, in consideration for continuing management of Dorian LPG Ltd.’s vessels by Hellas and sub-management by Eagle, Eagle desires to share these resources with Dorian;

WHEREAS, Eagle also agrees to transition and transfer over to Dorian, during the interim period from the date hereof and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of Eagle’s personnel employed in Eagle’s sub-agency vessel management services for LPG vessels engaged in international commerce (“Eagle LPG Personnel”), and, as consideration thereof, Dorian shall continue to employ such Eagle LPG Personnel.

NOW, THEREFORE, it is agreed as follows:

1.                                      USE OF OFFICE SPACE, FACILITIES, ETC. OF EAGLE

During the term of this Agreement, Dorian will be entitled to the use and occupancy of certain office space, which is located on the Premises, and related facilities and services to carry out and perform its day-to-day activities, inclusive of Eagle’s computer and telephone service, computer and internet server, internet connection, postage meter, facsimile and copying facilities, and general office supplies.

2.                                      SUPPORT SERVICES AND PERSONNEL OF EAGLE

During the term of this Agreement, Eagle, by use of its personnel, shall provide such financial, accounting, secretarial and other services as may from time to time be requested by Dorian.

3.                                      EAGLE ENGAGEMENT DURING TRANSITION PERIOD

During the term of this Agreement, Hellas agrees to continue to engage Eagle as sub-agent in providing vessel management services to LPG vessels owned by Dorian LPG Ltd.

4.                                      EAGLE’S LPG PERSONNEL TRANSITION

4.1                               During the Transition Period, Eagle shall transition and transfer Dorian, free and clear of all encumbrances, and Dorian shall accept from Eagle, Eagle LPG Personnel.

4.2                               In consideration for the foregoing, Dorian agrees to continue to employ Eagle LPG Personnel transferred to Dorian and pay all expenses related thereto.

5.                                      TERMINATION AND ASSIGNMENT.

5.1                               This Agreement shall terminate upon the completion of the transfer of Eagle LPG Personnel to Dorian.

5.2                               Except as otherwise specifically provided in this Agreement, this Agreement and any rights pursuant hereto shall not be assignable by any party without the consent of each of the other parties hereto, which may be granted or withheld in each party’s sole discretion.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective permitted assigns, any rights, remedies, obligations or liabilities, or to relieve any person other than the parties hereto, or their respective permitted assigns, from any obligations or liabilities that would otherwise be applicable.  The terms of this Agreement shall be binding upon the respective permitted successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and by their respective permitted successors and assigns.

6.                                      GOVERNING LAW.

This Agreement is made pursuant to and shall be governed by and interpreted under the laws of the State of New York without giving effect to conflict of laws principles.

7.                                      NOTICE.

All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when received by the party receiving the notice by hand, or when delivered by the U.S. Postal Service as certified or registered mail, postage prepaid, or when transmitted by fax with confirmed answerback received.  Delivery “by hand” includes commercial express or courier service or overnight delivery service.  All notices shall be sent to the addresses of the parties as set forth in the preamble of this Agreement.

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8.                                      MISCELLANEOUS.

8.1                               Each of the parties shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate the transactions contemplated under this Agreement; provided, however, that the taking of such acts or the execution of such documents will not result in material cost or liability to the respective party which is not otherwise required under this Agreement.

8.2                               Any disputes arising under or relating to this Agreement that are not capable of amicable resolution shall be submitted to arbitration in New York City before a panel of three arbitrators, one appointed by each of Dorian, Eagle and Hellas.  The award of the arbitrators may include costs, including a reasonable allowance for attorney’s fees, and judgment may be entered upon any award made hereunder in any court of competent jurisdiction for the purposes of enforcement and shall be final and binding.

8.3                               This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

8.4                               This Agreement may be executed in counterparts, a complete set of which shall be deemed an original, and in duplicates, each of which shall constitute an original.  Copies of this Agreement showing the true signatures of the parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals.

8.5                               This Agreement may be amended only by written agreement signed by each party to this Agreement.

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IN WITNESS WHEREOF, Eagle, Dorian and Hellas have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

EAGLE OCEAN TRANSPORT INC.

By:	/s/ John Hadjipateras
Name: President
Title: President

DORIAN LPG (USA) LLC

By:	/s/ John Hadjipateras
Name: John Hadjipateras
Title: President

DORIAN (HELLAS) S.A.

By:	/s/ Constantine J. Markakis
Name: Constantine J. Markakis
Title: President/Director

AMENDMENT NO. 1
TO
TRANSITION AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSITION AGREEMENT (this “Amendment”), is made and entered into as of March 1, 2014, by and among DORIAN LPG (USA) LLC, a Delaware limited liability company with offices located at 27 Signal Road, Stamford, CT 06902 USA (“Dorian”), EAGLE OCEAN TRANSPORT INC., a Delaware corporation with offices located at 27 Signal Road, Stamford, CT 06902 USA (“Eagle”), and DORIAN (HELLAS) S.A., a Panama corporation with offices located at 102/-104 Kolokotroni Street, Piraeus 185 35, Greece (“Hellas” and collectively with Dorian and Eagle, the “Parties”).

WHEREAS, on July 29, 2013, the Parties have entered into that certain Transition Agreement (the “Original Agreement”), pursuant to which Eagle has agreed, among other things, to transition and transfer over to Dorian, during the interim period from the date of the Original Agreement and ending upon the earlier of: (i) the public listing of the shares of Dorian LPG Ltd. on Oslo Bors or (ii) eight (8) months from the date hereof (the “Transition Period”), all of Eagle’s personnel employed in Eagle’s sub-agency vessel management services for LPG vessels engaged in international commerce.

WHEREAS, Dorian and Eagle wish to extend the Transition Period to June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual premises and covenants herein set forth, the Parties hereto hereby agree to amend the Original Agreement as follows:

1.                                      The definition of the Transition Period is hereby amended to mean the interim period from the date of the Original Agreement and ending on June 30, 2014 or such earlier date as may be mutually agreed by the Parties.

2.                                      All other terms of the Original Agreement shall remain in full force and effect.

3.                                      This Amendment may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

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IN WITNESS WHEREOF, Eagle, Dorian and Hellas have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date and year first above written.

EAGLE OCEAN TRANSPORT INC.

By:	/s/ John C. Hadjipateras
	Name:	John C. Hadjipateras
	Title:	President

DORIAN LPG (USA) LLC

By:	/s/ John C. Lycouris
	Name:	John C. Lycouris
	Title:	Chief Executive Officer

DORIAN (HELLAS) S.A.

By:	/s/ Konstantinos J. Markakis
	Name:	Konstantinos J. Markakis
	Title:	President